UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  April 9, 2009

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 333-3526-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

On April 9, 2009, Tanger Factory Outlet Centers, Inc., or the Company, issued a press release announcing that its Board of Directors approved an increase in the annual dividend on its common shares from $1.52 per share to $1.53 per share.  Simultaneously, the Board of Directors declared a quarterly dividend of $.3825 per share for the first quarter ended March 31, 2009.  A cash dividend of $.3825 per share will be payable on May 15, 2009 to holders of record on April 30, 2009.  The Company has paid dividends each quarter since becoming a public company in May 1993.

The Company’s Board of Directors also declared a dividend of $.46875 per share on its 3,000,000 7.5% Class C Preferred Shares.  A cash dividend of $.46875 per Preferred Share will be payable on May 15, 2009 to holders of record on April 30, 2009.

A copy of this press release is attached to this current report as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are included with this Report:

Exhibit 99.1	Press release announcing increase in annual dividend and declaration of dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 9, 2009

TANGER FACTORY OUTLET CENTERS, INC.

By:/s/ Frank C. Marchisello Jr.
    Frank C. Marchisello, Jr.
    Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:  TANGER GP TRUST, its sole general partner

By:/s/ Frank C. Marchisello Jr.
    Frank C. Marchisello, Jr.
    Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.

Exhibit 99.1	Press release announcing increase in annual dividend and declaration of dividend.

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